ADDITIONAL DESIGNATED COLLATERAL SUPPLEMENT

     THIS SUPPLEMENT to the Borrower Pledge Agreement, dated as of November 18, 1997, made by Kennametal Inc., a Pennsylvania corporation (the "Grantor") in favor of Mellon Bank, N.A., as Collateral Agent (such Borrower Pledge Agreement, as amended, modified or supplemented, being referred to as the "Borrower Pledge Agreement").

                                    Recitals:

     A. Capitalized terms used herein and not otherwise defined shall have the meanings given them in, or by reference in, the Borrower Pledge Agreement.

     B. The Borrower Pledge Agreement contemplates that the Grantor may, and in some circumstances shall, supplement Schedule 3.07 thereto from time to time to add additional Designated Subsidiaries or additional Designated Pledged Shares or both. The Grantor desires to supplement Schedule 3.07 to the Borrower Pledge Agreement for such purposes.

     NOW, THEREFORE, the Grantor, intending to be legally bound hereby, represents, warrants and covenants to the Secured Parties as follows:

     Section 1. Additional Designated Subsidiary. The Grantor hereby supplements
Schedule 3.07 to the Borrower Pledge Agreement by adding thereto the Designated Subsidiary or Designated Subsidiaries and Designated Pledged Shares referred to in the Schedule to this Supplement.

     Section 2. Warranties, etc. The Grantor represents and warrants to each Secured Party that (a) the representation and warranty set forth in Section 3.07 of the Borrower Pledge Agreement is true and correct after giving effect to this Supplement, (b) each of the other representations and warranties set forth in
Article III of the Borrower Pledge Agreement (other than Sections 3.04 and 3.05) is true and correct after giving effect to this Supplement, and (c) each of the representations and warranties set forth in Article IV of the Credit Agreement is true and correct after giving effect to this Supplement.

     Section 3. Governing Law. This Supplement shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania, exclusive of choice of law principles.

     Section 4. Execution in Counterparts. This Supplement may be executed by the Grantor in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same agreement.

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     IN WITNESS WHEREOF, the Grantor has duly executed this Supplement.

                                     KENNAMETAL INC.



                                     By: /s/James E. Morrison
                                         ----------------------------------
                                         Name:  James E. Morrison
                                         Title: Vice President and Treasurer

Date:  November 18, 1997